OLD MUTUAL FUNDS II
AMENDMENT TO EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated March 27, 2009 to the Expense Limitation Agreement dated January 23, 2008 (the “Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Small Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual TS&W Small Cap Value Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Mid-Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual TS&W Mid-Cap Value Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Developing Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Strategic Small Company Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Select Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Fund, respectively;

WHEREAS, effective after the close of business on March 27, 2009, the expense limitations for the Old Mutual Strategic Small Company Fund were reduced;

WHEREAS, effective after the close of business on March 27, 2009, the expense limitations for the Old Mutual TS&W Small Cap Value Fund were reduced;

NOW THEREFORE, the parties agree as follows:

1.	Schedules A through D to the Expense Limitation Agreement shall be replaced with the Schedules A through D attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

	OLD MUTUAL FUNDS II		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer

SCHEDULE A
AS AMENDED MARCH 27, 2009
TO
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(CLASS A SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.45%	0.90%	1.35%
Old Mutual Columbus Circle Technology and Communications Fund	0.65%	1.05%	1.70%
Old Mutual Focused Fund	0.50%	0.80%	1.30%
Old Mutual Growth Fund	0.475%	0.875%	1.35%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	0.55%	0.95%	1.50%
Old Mutual Strategic Small Company Fund	0.53%	1.02%	1.55%
Old Mutual TS&W Mid-Cap Value Fund	0.40%	1.00%	1.40%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.10%	1.50%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.53%	0.45%	0.98%
Old Mutual Dwight Intermediate Fixed Income Fund	0.33%	0.50%	0.83%
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%

SCHEDULE B
AS AMENDED MARCH 27, 2009
TO THE
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(CLASS C SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	1.20%	0.90%	2.10%
Old Mutual Barrow Hanley Value Fund	1.20%	0.90%	2.10%
Old Mutual Columbus Circle Technology and Communications Fund	1.40%	1.05%	2.45%
Old Mutual Focused Fund	1.25%	0.80%	2.05%
Old Mutual Growth Fund	1.225%	0.875%	2.10%
Old Mutual Heitman REIT Fund	1.30%	0.95%	2.25%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	1.30%	0.95%	2.25%
Old Mutual Strategic Small Company Fund	1.28%	1.02%	2.30%
Old Mutual TS&W Mid-Cap Value Fund	1.15%	1.00%	2.15%
Old Mutual TS&W Small Cap Value Fund	1.15%	1.10%	2.25%

Fixed Income Funds
Old Mutual Cash Reserves Fund	1.28%	0.45%	1.73%
Old Mutual Dwight Intermediate Fixed Income Fund	1.08%	0.50%	1.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.92%	0.53%	1.45%

SCHEDULE C
AS AMENDED MARCH 27, 2009
TO THE
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(CLASS Z SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.20%	0.90%	1.10%
Old Mutual Barrow Hanley Value Fund	0.20%	0.90%	1.10%
Old Mutual Columbus Circle Technology and Communications Fund	0.40%	1.05%	1.45%
Old Mutual Focused Fund	0.25%	0.80%	1.05%
Old Mutual Growth Fund	0.225%	0.875%	1.10%
Old Mutual Heitman REIT Fund	0.30%	0.95%	1.25%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	0.30%	0.95%	1.25%
Old Mutual Strategic Small Company Fund	0.28%	1.02%	1.30%
Old Mutual TS&W Mid-Cap Value Fund	0.12%	1.00%	1.12%
Old Mutual TS&W Small Cap Value Fund	0.15%	1.10%	1.25%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight Intermediate Fixed Income Fund	0.08%	0.50%	0.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.17%	0.53%	0.70%

SCHEDULE D
AS AMENDED MARCH 27, 2009
TO THE
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(INSTITUTIONAL CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Advantage Growth Fund	0.00%	1.00%	1.00%
Old Mutual Analytic U.S. Long/Short Fund	0.00%	0.90%	0.90%
Old Mutual Barrow Hanley Value Fund	0.00%	0.90%	0.90%
Old Mutual Columbus Circle Technology and Communications Fund	0.15%	1.05%	1.20%
Old Mutual Discover Value Fund	0.00%	1.17%	1.17%
Old Mutual Focused Fund	0.00%	0.80%	0.80%
Old Mutual Growth Fund	0.075%	0.875%	0.95%
Old Mutual Heitman REIT Fund	0.00%	0.95%	0.95%
Old Mutual Large Cap Growth Fund (formerly known as Old Mutual Large Cap Growth Concentrated Fund)	0.00%	0.95%	0.95%
Old Mutual Strategic Small Company Fund	0.03%	1.02%	1.05%
Old Mutual TS&W Mid-Cap Value Fund	0.00%	1.00%	1.00%
Old Mutual TS&W Small Cap Value Fund	0.00%	1.10%	1.10%

Fixed Income Funds
Old Mutual Barrow Hanley Core Bond Fund	0.00%	0.70%	0.70%
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight High Yield Fund	0.00%	0.80%	0.80%
Old Mutual Dwight Intermediate Fixed Income Fund	0.00%	0.50%	0.50%
Old Mutual Dwight Short Term Fixed Income Fund	0.02%	0.53%	0.55%